                                                                     Exhibit 5.1

July 30, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Ladies and Gentlemen:

          We have acted as special Mexican counsel for Corporacion Durango, S.A. de C.V. (the "Company"), a limited liability corporation with variable capital (sociedad anonima de capital variable) organized under the laws of the United Mexican States ("Mexico"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form F-4 (the "Registration Statement") relating to the proposed issuance of an aggregate of up to US$200,000,000 principal amount of the Company's 13-1/2% Senior Notes due 2008 (the "2008 Notes") and up to $50,000,000 of the Company's 13-1/8% Senior Notes due 2006 (the "2006 Notes" and together with the 2008 Notes, the "Notes"). The 2006 Notes will be issued pursuant to the terms of an indenture dated February 5, 2001 between the Company and The Chase Manhattan Bank and a Supplemental Indenture to be entered into between the Company and The Chase Manhattan Bank, and the 2008 Notes will be issued pursuant to the terms of an indenture to be entered into between the Company and The Chase Manhattan Bank, as trustee.

     In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of such certificates of officers of the Company, and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of the Company, and such other documents, records and papers as we have deemed relevant and necessary in order to give the opinion hereinafter set forth. In this connection, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied to the extent that we deem such reliance proper, upon such certificates of officers of the Company with respect to the accuracy of material factual matter contained therein which were not independently established.

     Based upon the foregoing, we are of the opinion that:

               1. The Company has been duly incorporated and is validly existing as a limited liability corporation with variable capital (sociedad anonima de capital variable) under the laws of Mexico.

               2. The Notes to be offered for sale pursuant to the Prospectus included in the Registration Statement are duly authorized and, assuming they have been validly and legally issued and when sold, issued and paid for as contemplated by the Prospectus, will be fully paid and non-assessable and will constitute binding obligations of the Company under New York law, when sold, issued and paid for as contemplated by the Prospectus, such Notes will have been validly and legally issued and will be fully paid and non-assessable and will constitute binding obligations of the Company under Mexican law; provided that the Notes in global form must be signed in facsimile or manually by any duly authorized representative of the Company and authenticated by the Trustee.

     This opinion does not cover any questions arising under or relating to the laws of any jurisdiction other than Mexico, and therefore it does not cover any questions arising under or relating to, among others, the laws of the United States of America or any state or other political subdivision thereof or therein and, to the extent such laws may be relevant to any opinion expressed below, we have, without having made any independent investigation with respect thereto, relied on the opinion to you of even date herewith of White & Case LLP with respect to the laws of the United States of America and any state or political subdivision thereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed with the Commission. We also consent to the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                 Very truly yours,

                                /s/ WHITE & CASE, S.C.